                                                                    EXHIBIT 21.1


                                 SUBSIDIARIES OF
                         INTERNATIONAL WIRE GROUP, INC.



                                                               JURISDICTION OF
                                                               INCORPORATION OR
SUSIDIARY                                                      ORGANIZATION
Omega Wire, Inc...........................................     Delaware
OWI Corporation...........................................     New York
Wire Technologies, Inc....................................     Indiana
Camden Wire Company, Inc..................................     New York
IWG-Philippines, Inc......................................     Philippines
IWG International, Inc....................................     Barbados
International Wire Rome Operations, Inc...................     Delaware
IWG Resources LLC.........................................     Delaware
Italtrecce-Societa Italiana Trecce & Affini, S.r.l........     Italy
International Wire, S.A.S.................................     France
International Wire Group, S.A.S...........................     France
Tresse Metallique J. Forissier, S.A.......................     France
Cablerie E. Charbonnet, S.A...............................     France
IWG Services Co., S de RL de CV...........................     Mexico
IWG Durango, S de RL de CV................................     Mexico